UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2007

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On each of June 29, 2007 and July 3, 2007, VioQuest Pharmaceuticals, Inc. (the “Company”) entered into a series of note and warrant purchase agreements, respectively (the “Purchase Agreements”) with certain investors relating to the sale by the Company of $3,700,000 of aggregate principal amount of senior convertible promissory notes (the “Notes”) and 5-year warrants (the “Warrants”) to purchase an aggregate of approximately 2.43 million shares of the Company’s common stock at an exercise price of $0.40 per share. The disclosures set forth in Item 3.02 are hereby incorporated by reference into this Item 1.01.

The Notes have a term ending July 3, 2008 (the “Term”); provided, however, that the Company may extend the term of the Notes for one additional year (the “Extended Term”) upon notice to each holder prior to the expiration of the Term. Interest will accrue on the Notes at the annual rate of (i) 8% during the Term and (ii) 12% during the Extended Term, if any, and be payable upon the maturity of the Notes. However, upon the occurrence of an Event of Default (as defined herein), the interest rate will increase by 4% from the applicable rate then in effect, or such lesser rate as shall be the maximum rate allowable under applicable law.

The Notes are unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing indebtedness and senior in right of payment with any of future subordinated indebtedness. Without the approval of the Note holders, the Company may incur additional indebtedness that will rank equally in right of payment with the Notes. However, as long as the Notes remain outstanding, without the approval of at least a majority of the principal indebtedness then outstanding under the Notes, the Company may not incur additional indebtedness that ranks senior to the Notes.

The Notes, plus all accrued interest thereon, may be converted by the investor into equity securities of the Company in three ways:

•
Upon the closing of an equity financing or series of related equity financings by the Company resulting in aggregate gross cash proceeds (before commissions or other expenses) to the Company of at least $7,000,000 (a “Qualified Financing”) in which the Company sells shares of Common Stock or securities convertible into or exchangeable for Common Stock (the “Qualified Financing Securities”), the Notes plus any accrued but unpaid interest thereon, shall automatically convert into the same securities issued by the Company pursuant to the Qualified Financing at a conversion price equal to the lesser of (i) the lowest price paid per unit in cash for such Qualified Financing Securities by investors in the Qualified Financing, or (ii) $0.60 per unit of Qualified Financing Securities (subject in either case to appropriate adjustment for stock splits, combinations and similar events), and in each case, upon such other terms, conditions and agreements as may be applicable in such Qualified Financing.

•
In addition, the Notes plus any accrued but unpaid interest thereon, shall automatically convert into shares of our Common Stock effective immediately prior to the consummation of a Sale of the Company (as defined in the Notes) that does not occur in connection with a Qualified Financing.

•
Holders of the Notes may, at any time during the Term or Extended Term while the Notes remain unpaid, elect to convert the Notes plus any accrued but unpaid interest thereon into equity securities of the Company at a conversion price equal to $0.38 (subject to appropriate adjustment for stock splits, combinations and similar recapitalization events), which represents the closing sale price of the Company’s common stock on June 29, 2007.

In addition to the Notes, each purchaser also received a Warrant to purchase a number of shares of the Company’s common stock determined by dividing (i) 25% of the principal amount of the Notes purchased by such purchaser, by (ii) $0.38, the closing sale price of the common stock on June 29, 2007. The Warrants are exercisable for a 5-year term at a per share price equal to $0.40 per share, subject to appropriate adjustment for stock splits, combinations and similar recapitalization events. The Warrants may be exercised for cash or, after one year from issuance, the Warrants are subject to cashless (net) exercise in the event there is not then an effective registration statement covering the resale of the shares of Common Stock underlying the Warrants.

The Warrants may be redeemed by the Company, in its discretion, at $.001 per share of Common Stock subject to such Warrants, at any time after the closing sale price of the Common Stock is at least $1.50 (subject to appropriate adjustment for stock splits, combinations and similar events) for 20 consecutive trading days, provided that the Company has delivered notice to the Warrant holder at least 30 days prior to the redemption. The Warrants may be exercised during the 30 day notice period, after which time the Warrant will be redeemed. However, the Company may not exercise our right to redeem the Warrants unless the resale of the shares of Common Stock underlying the Warrants is subject to an effective registration statement under the Securities Act or there exists an exemption to registration for such resale pursuant to Rule 144(k) of the Securities Act.

The form of the Notes, Warrants and Purchase Agreement are attached as Exhibits 4.1, 4.2 and 10.1, respectively, and are hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreements described under Item 1.01 above, on June 29, 2007 and July 3, 2007, the Company sold Notes relating to aggregate principal amount of $2,977,500 and $722,500, respectively, and Warrants to purchase approximately 1,958,881 shares and 475,329 shares of common stock, respectively. The disclosures set forth in Item 1.01 are hereby incorporated by reference into this Item 3.02.

The Company engaged GunnAllen Financial, Inc. (“GunnAllen”) and Paramount BioCapital, Inc. (“Paramount”) as its placement agents in connection with the offering. In consideration for their services, the Company paid an aggregate of approximately $256,025 in commissions to the placement agents in connection with the offering, of which $136,325 was paid to GunnAllen and $119,700 was paid to Paramount. The Company also paid $35,000 to GunnAllen and Paramount as a non-accountable expense allowance. In addition, the Company issued to GunnAllen and Paramount five-year warrants to purchase an aggregate of 752,500 shares and 450,000 shares of common stock, respectively, which are exercisable at a price of $0.42 per share.

The Notes and Warrants were sold to 40 investors, each of which the Company reasonably believes is an “accredited investor,” as defined under Rule 501(a) of the Securities Act of 1933, and no means of general solicitation or advertising was used in connection with the offering. Accordingly, the Company relied on the exemptions from the registration requirements of the Securities Act provided by Section 4(2) and Rule 506 in connection with the offer and sale of the Notes and Warrants.

The disclosures set forth above under Item 1.01 are incorporated herein by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of senior convertible promissory note issued by VioQuest Pharmaceuticals, Inc. on June 29, 2007 and July 3, 2007.

4.2	Form of warrant issued to investors by VioQuest Pharmaceuticals, Inc. on June 29, 2007 and July 3, 2007.

10.1	Form of Note and Warrant Purchase Agreement between VioQuest Pharmaceuticals and various investors accepted as of June 29, 2007 and July 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: July 6, 2007	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of senior convertible promissory note issued by VioQuest Pharmaceuticals, Inc. on June 29, 2007 and July 3, 2007.

4.2	Form of warrant issued to investors by VioQuest Pharmaceuticals, Inc. on June 29, 2007 and July 3, 2007.

4.3	Form of warrant issued to placement agents in connection with VioQuest Pharmaceuticals, Inc. June 29, 2007 and July 3, 2007 private placement.

10.1	Form of Note and Warrant Purchase Agreement between VioQuest Pharmaceuticals and various investors accepted as of June 29, 2007 and July 3, 2007.